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                                                                    Exhibit 10.2

        FORM OF NON-COMPETITION AGREEMENT BETWEEN F.N.B. CORPORATION AND
                               WILLIAM C. SONNTAG

                            NON-COMPETITION AGREEMENT

This Non-Competition Agreement entered into as of this ____ day of______________ , 2004, by and between F.N.B. Corporation ("Corporation") and William Sonntag ("Sonntag").

WHEREAS, the Corporation contemplates the consummation of a merger pursuant to an Agreement and Plan of Merger by and between the Corporation and Slippery Rock Financial Corporation ("Merger"); and

WHEREAS, Sonntag is a well respected business person in the community; and

WHEREAS, the Corporation desires to avoid Sonntag using his expertise, community relations and presence in the community to cause customers to cease doing business with the Corporation and its subsidiaries.

NOW, THEREFORE, in consideration of the premises and covenants contained in this Agreement and intending to be legally bound hereby, the parties agree as follows:

1.          RECITALS.

The parties incorporate the foregoing recitals by reference.

2.          RESTRICTED PERIOD.

This Agreement will commence on the later of the date of consummation of the Merger or approval of this Agreement by the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation, if necessary, and end thirty-six (36) months later (the "Restricted Period"). The Corporation shall use commercially reasonable efforts to obtain approvals of this Agreement by the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation, if necessary.

3.          PAYMENT.

In consideration for the non-competition and non-solicitation provisions set forth below, the Corporation shall pay and provide to Sonntag __________ annually, which payment will be made in twenty-four (24) equal installments on the 1st and 15th of every month.



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4.          NON-COMPETITION.

4.01 For purposes of this Agreement, reference to the term "Competitive Enterprise" shall mean any bank holding company, finance company or insured depository institution (including an institution in the organization stage or in the process of applying for or receiving appropriate regulatory approval), including, without limitation, any federal or state chartered bank, savings bank, savings and loan association, credit union or other financial services provider or non-banking affiliate thereof offering similar services or products as those offered by the Corporation to its customers.

4.02  During the Restricted Period, Sonntag shall not:

      (a) accept a position as director, employee, consultant, advisor or agent of any Competitive Enterprise which is located in any county in which the Corporation does business during the term of this Agreement.

      (b) acquire an ownership interest (individually or in concert with others) in a Competitive Enterprise whereby said ownership interest enables Sonntag to, directly or indirectly, in a substantial manner, control, direct, influence, affect or impact the operations, services or business activities of the Competitive Enterprise in any county, in which the Corporation or its subsidiaries operate an office during this Agreement.

5.          NON-SOLICITATION.

During the term of this Agreement Sonntag shall not:

5.01 In any way, directly or indirectly, for the purpose of selling any product or service that competes with a product or service offered by the Corporation or its present subsidiaries or affiliates, solicit, divert, or entice:

      (a) any customer or existing business of the Corporation, with whom Sonntag solicited, became aware of, or transacted business with during Sonntag's engagement by the Corporation or its predecessors;

      (b) any potential customer or business identified by the Corporation, with whom Sonntag solicited, became aware of, or transacted business with during Sonntag's engagement by the Corporation or its predecessors;

5.02 Employ or assist in employing any present employee of the Corporation or any of its affiliates (whether or not such employment is full time or is pursuant to a written contract), for the purpose of having such employee perform services for any



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      Competitive Enterprise or other organization in competition with the business of the Corporation or any of its present subsidiaries or affiliates;

5.03 In any way, directly or indirectly, make any oral or written statement, comments, or other communications designed or intended to impugn, disparage or otherwise malign the reputation, ethics, competency, morality or qualifications of the Corporation or any of its directors or employees or customers.

6.          CONFIDENTIALITY.

6.01 For purposes of this Agreement, "Proprietary Information" shall mean any information relating to the business of the Corporation or any of its present subsidiaries or affiliates that has not previously been publicly released by authorized representatives of the Corporation or any authorized representatives of any of its present subsidiaries or affiliates, and shall include (but shall not be limited to) information encompassed in all marketing and business plans, financial information, costs, pricing information, customer and client lists and relationships between the Corporation and dealers, distributors, sales representatives, wholesalers, customers, clients, suppliers, and others who have business dealings with the Corporation, and all methods, concepts, or ideas in or reasonably related to the business of the Corporation or any of its present subsidiaries or affiliates and not in the public domain.

6.02 Sonntag agrees to regard and preserve as confidential all Proprietary Information that has been developed or obtained by Sonntag in the course of Sonntag's engagement by the Corporation, its predecessors, subsidiaries and affiliates, on or before the date of this Agreement, whether Sonntag has such information in Sonntag's memory, writing, electronic media or other physical form, including information maintained by Sonntag on any computer, electronic device, or other personal property owned by Sonntag. Sonntag shall not, without written authorization from the Corporation, use for Sonntag's benefit or purposes, nor disclose to others, at any time, during the Restricted Period, except as required by the conditions of Sonntag's engagement by the Corporation, any Proprietary Information. This prohibition shall not apply after the Proprietary Information has been voluntarily disclosed to the public, independently developed and disclosed by others, or otherwise enters the public domain through lawful means.

7.          REMEDIES.

In addition to any other rights and remedies the Corporation may have if Sonntag violates this Agreement, the Corporation and Sonntag agree as follows:

      (a) It is understood and agreed by and between the parties hereto that a breach by Sonntag of the covenants set out in Sections 4 and 5 of this Agreement is likely


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            to cause the Corporation great and irreparable injury and damage.
            Sonntag hereby expressly agrees that the Corporation shall be entitled to the remedies of injunction, specific performance and other equitable relief to prevent a breach of Sections 4 and 5 of this Agreement by Sonntag. This provision shall not, however, be construed as a waiver of any of the remedies which the Corporation may have for damages or otherwise.

      (b) The Corporation will have no obligation to make any payments under this Agreement.

8.          SUCCESSORS, ASSIGNS, ETC.

      (a) This Agreement shall be binding upon, and shall inure to the benefit of, Sonntag and the Corporation and its successors and assigns.

      (b) If Sonntag dies during the Restricted Period, this Agreement shall terminate and the Corporation will have no obligations to make any further payments to the heirs, legal representatives, beneficiaries, or estate of Sonntag.

9.          NOTICES.

9.01 All notices, consents, requests, demands and other communications required or permitted hereunder:

      (a)   shall be in writing;

      (b) shall be sent by messenger, certified or registered U.S. mail, a reliable express delivery service or facsimile (with a copy sent by one of the foregoing means), charges prepaid as applicable, to the appropriate address(es) or number(s) set forth below; and

      (c) shall be deemed to have been given on the date of receipt by the addressee (or, if the date of receipt is not a business day, on the first business day after the date of receipt), as evidenced by (i) a receipt executed by the addressee (or a responsible person in his or her office), the records of the person delivering such communication or a notice to the effect that such addressee refused to claim or accept such communication, if sent by messenger, U.S. mail or express delivery service, or (ii) a receipt generated by the sender's facsimile voucher showing that such communication was sent to the appropriate number on a specified date.


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9.02  All such communications shall be sent to the following addresses or numbers, or to such other addresses or numbers as any party may inform the others by giving five (5) business days' prior notice:

      If to F.N.B. Corporation:                 If to William Sonntag:

      Stephen J. Gurgovits
      One F.N.B. Boulevard, 6th Floor
      Hermitage, PA 16148
      Facsimile: 724-983-3515

      With Copy to:

      Legal Department
      One F.N.B. Boulevard, 1st Floor
      Hermitage, PA 16148
      Facsimile: 724-983-3349

10.         GOVERNMENTAL REGULATION.

Nothing contained in this Agreement shall be interpreted, construed or applied to require the commission of any act contrary to law and whenever there is any conflict between any provision of this Agreement and any statute, law ordinance, order or regulation, the latter shall prevail; but in such event any such provision of this Agreement shall be curtailed and limited only to the extent necessary to bring it within applicable legal requirements.

11.         ARBITRATION.

Any dispute or controversy as to the validity, interpretation, construction, application or enforcement of, or otherwise arising under or in connection with this Agreement, shall be submitted at the request of either party hereto for resolution and settlement through arbitration in Pennsylvania in accordance with the rules then prevailing of the American Arbitration Association. Any award rendered therein shall be final and binding on each of the parties hereto and their heirs, executors, administrators, successors and assigns, and judgment may be entered thereon in any court having jurisdiction. The foregoing provisions of this paragraph shall not be deemed to limit the rights and remedies reserved to the Corporation under and pursuant to Section 7 hereof which rights and remedies may be pursued through arbitration.

12.         GOVERNING LAW.

This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to its conflicts of laws principles.



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13.         DIVISIBILITY.

Should a court or arbitrator declare any provision hereof to be invalid, such declaration shall not affect the validity of the Agreement as a whole or any part thereof, other than the specific portion declared to be invalid.

14.         HEADINGS.

The headings to the Sections and paragraphs hereof are placed herein for convenience of reference only and in case of any conflict the text of this Agreement, rather than the headings, shall control.

15.         ENTIRE AGREEMENT; AMENDMENT.

This Agreement sets forth the entire understanding of the parties in respect of the subject matter contained herein and supersedes all prior agreements, arrangements and understandings relating to the subject matter and may only be amended by a written agreement signed by both parties hereto or their duly-authorized representatives.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first above written.

WITNESS:

______________________________
                                         William Sonntag

ATTEST:
                                         F.N.B. Corporation

______________________________           By:
Secretary                                Name:
                                         Title:



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